Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Hanif Jamal	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com
Dot Hill Reports Second Quarter 2007 Results
CARLSBAD, Calif. – August 9, 2007 – Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the second quarter ended June 30, 2007. For the second quarter of 2007, net revenue was $56.2 million, compared to $66.3 million for the second quarter of 2006 and $53.4 million for the first quarter of 2007.
Net loss for the second quarter of 2007 was $3.7 million, or $0.08 per fully diluted share. This compares to a second quarter 2006 net loss of $6.6 million, or $0.15 per fully diluted share, and a first quarter 2007 net loss of $6.0 million, or $0.13 per fully diluted share.
The net revenue figures for second quarter of 2007 were within, and net loss per share beat guidance provided by the company in May 2007.
Gross margin for the second quarter of 2007 was 12.3 percent as compared to second quarter 2006 gross margin of 20.8 percent and first quarter 2007 gross margin of 12.5 percent. The quarter-to-quarter gross margin performance is consistent with guidance set on the company’s earnings call in May 2007 where it noted that gross margin percentage for the first quarter of 2007 had exceeded expectations and predicted that gross margin percentage for the second quarter of 2007 would be flat or decline slightly as a result of anticipated product mix.
“The company exited the second quarter of 2007 with cash and cash equivalents totaling $88.4 million, as compared to the first quarter 2007 balance of $95.9 million,” said Hanif Jamal, Dot Hill’s chief financial officer. “Our largest OEM customer contributed just over 65 percent of total net revenues for the second quarter of 2007, which is down from 84 percent for the second quarter of 2006 and 76 percent for the first quarter of 2007. At the same time, revenue from customers other than our largest OEM customer grew to $19.5 million, an increase of 84 percent from the second quarter of 2006 and 52 percent from the first quarter of 2007. We also exited the quarter with a strong backlog of $12.3 million.
“The company is targeting third quarter of 2007 net revenue in the range of $50 to $54 million and a net loss per share in the range of $0.09 to $0.14 on a fully diluted basis. We remain cautious with respect to our near-term guidance while we continue our transitions on a number of corporate objectives.”
“During the second quarter of 2007, Dot Hill made progress on many fronts,” said Dana Kammersgard, president and chief executive officer of Dot Hill. “We essentially completed the shift from a predominantly US-based supply chain to an offshore manufacturing model with our partners MiTAC and Synnex for our 2000 series products and began initial shipments of these products to customers.

All that remains to complete this transition is for us to ship the planned buffer inventory that we had built at our previous contract manufacturer. Late in the quarter, we commenced production shipments of a couple of products to one of our large OEM customers, and we added six new OEMs for our new 2000 series products during the quarter as well, thus advancing our revenue diversification goals. We also began shipping the 2330 iSCSI storage product to a select group of customers.
“We believe that Dot Hill took some major steps to advance the goals of our ‘Quiet R/Evolution’, which include transforming the company from a dependency on a single customer to a diverse revenue stream, from a technology integrator to a technology innovator and from an onshore supply chain to a predominantly offshore supply chain. While these transitions create unpredictability, we believe they will facilitate the company’s to return to profitability.”
Dot Hill’s second quarter 2007 financial results conference call is scheduled to take place on August 9, 2007 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-407-8035 (U.S.) or 201-689-8035 (International) at least five minutes prior to the start of the call. A replay of the webcast will be available on the Dot Hill web site following the conference call. For a telephone replay, dial 877-660-6853 (U.S.) or 201-612-7415 (International) and enter account number 286, then passcode 250886.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers, advanced technology and telecommunications companies as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, Netherlands, United Kingdom and the United States. For more information, visit us at http://www.dothill.com.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding: Potential changes to the financial results reported in this press release; Dot Hill’s anticipated financial results for the third quarter of 2007; continued diversification of Dot Hill’s revenue stream; the addition of new OEM customers; the transition of Dot Hill’s supply chain to lower cost providers; improvement of product margins; and continued cost reductions.
The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the second quarter 2007 as included in Dot Hill’s Quarterly Report on Form 10-Q for the three months and six months ended June 30,

2007 may be different from the financial results reported in this press release; the risk that actual financial results for the third quarter 2007 may be different from the financial guidance provided in this press release; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
NET REVENUE	$66,265	$56,199	$124,951	$109,640
COST OF GOODS SOLD	52,495	49,275	100,020	96,042

GROSS PROFIT	13,770	6,924	24,931	13,598

OPERATING EXPENSES:
Sales and marketing	4,144	3,871	8,297	7,779
Research and development	12,120	4,797	21,832	10,871
General and administrative	3,971	3,322	10,124	6,992
Legal settlement	3,350	—	3,350	—

Total operating expenses	23,585	11,990	43,603	25,642

OPERATING LOSS	(9,815)	(5,066)	(18,672)	(12,044)

OTHER INCOME:
Interest income, net	1,400	1,231	2,712	2,539

LOSS BEFORE INCOME TAXES	(8,415)	(3,835)	(15,960)	(9,505)
INCOME TAX EXPENSE (BENEFIT)	(1,789)	(93)	(4,359)	199

NET LOSS	$(6,626)	$(3,742)	$(11,601)	$(9,704)

NET LOSS PER SHARE:
Basic	$(0.15)	$(0.08)	$(0.26)	$(0.21)

Diluted	$(0.15)	$(0.08)	$(0.26)	$(0.21)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET LOSS PER SHARE:
Basic	44,632	45,472	44,575	45,315

Diluted	44,632	45,472	44,575	45,315

COMPREHENSIVE LOSS:
Net loss	$(6,626)	$(3,742)	$(11,601)	$(9,704)
Foreign currency translation adjustments	(160)	163	(200)	(441)
Net unrealized gain on short-term investments	9	—	35	—

Comprehensive loss	$(6,777)	$(3,579)	$(11,766)	$(10,145)

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Per Share Amounts)
(Unaudited)

	December 31,	June 30,
	2006	2007
ASSETS
Current Assets:
Cash and cash equivalents	$99,663	$88,397
Accounts receivable, net of allowance of $629 and $472	39,758	37,736
Inventories	2,210	3,038
Prepaid expenses and other	5,039	4,201

Total current assets	146,670	133,372
Property and equipment, net	9,738	9,164
Goodwill	40,725	40,725
Other intangible assets, net	4,382	3,212
Other assets	136	276

Total assets	$201,651	$186,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,099	$27,742
Accrued compensation	3,231	3,083
Accrued expenses	8,652	5,808
Deferred revenue	521	579
Income taxes payable	226	221

Total current liabilities	43,729	37,433
Other long-term liabilities	2,010	2,387

Total liabilities	45,739	39,820

Commitments and Contingencies (Note 10)
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 45,009 and 45,596 shares issued and outstanding at December 31, 2006 and June 30, 2007, respectively	45	46
Additional paid-in capital	290,705	292,323
Accumulated other comprehensive loss	(814)	(1,255)
Accumulated deficit	(134,024)	(144,185)

Total stockholders’ equity	155,912	146,929

Total liabilities and stockholders’ equity	$201,651	$186,749

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
Cash Flows From Operating Activities:
Net loss	$(6,626)	$(3,742)	$(11,601)	$(9,704)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,813	1,647	3,472	3,422
Loss on disposal of property and equipment	52	166	71	166
Provision for doubtful accounts	(12)	(41)	3	(41)
Stock-based compensation expense	833	752	2,061	977
Deferred taxes	(3,219)	—	(5,789)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,468)	60	(14,708)	2,169
Inventories	802	(631)	713	(826)
Prepaid expenses and other assets	721	(317)	124	725
Legal settlement receivable	(5,720)	—	(5,720)	—
Accounts payable	2,169	(3,407)	9,656	(3,824)
Accrued compensation and expenses	(255)	(755)	589	(3,005)
Legal settlement payable	10,500	—	10,500	—
Deferred revenue	(112)	(20)	(998)	8
Income taxes payable	(18)	(143)	(51)	15
Restructuring accrual	(11)	—	(45)	—
Other long-term liabilities	(113)	(81)	1,243	(65)

Net cash used in operating activities	(3,664)	(6,512)	(10,480)	(9,983)

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,351)	(969)	(2,993)	(1,914)
Sales and maturities of short-term investments	11,300	—	19,075	—
Purchases of short-term investments	(1,484)	—	(10,337)	—

Net cash provided by (used in) investing activities	8,465	(969)	5,745	(1,914)

Cash Flows From Financing Activities:
Proceeds from sale of stock to employees	—	—	603	508
Proceeds from exercise of stock options and warrants	371	40	722	134

Net cash provided by financing activities	371	40	1,325	642

Effect of Exchange Rate Changes on Cash	70	(75)	67	(11)

Net Increase (Decrease) in Cash and Cash Equivalents	5,242	(7,516)	(3,343)	(11,266)
Cash and Cash Equivalents, beginning of period	100,218	95,913	108,803	99,663

Cash and Cash Equivalents, end of period	$105,460	$88,397	$105,460	$88,397

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—	$—	$—

Cash paid for income taxes	$30	$47	$49	$172

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Construction in progress costs incurred but not paid	$764	$350	$801	$350

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